UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2018, MagneGas Corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Green Arc Supply, L.L.C. (the “Seller”) and closed the purchase of certain assets related to the Seller’s welding supply and gas distribution business located in Louisiana and Texas. Under the terms of the Asset Purchase Agreement, the Company purchased from the Seller all of the Seller’s right, title an interest to the Purchased Assets and the Assumed Liabilities (as defined in the Asset Purchase Agreement. The total purchase price for the Purchased Assets and Assumed Liabilities was $2,500,000, which was comprised of a $1,000,000 cash payment and the issuance of that number of shares of restricted common stock equal to $1,500,000 divided by the ten-day Value Weighted Average Price (“VWAP”) as of the closing date. The Asset Purchase Agreement also includes certain conditional and bonus payments to the Seller, subject to certain performance criteria being met, as well as other terms and conditions which are typical in asset purchase agreements.

In conjunction with the Asset Purchase Agreement, the Company and the Seller entered into an Assignment and Bill of Sale and Assumption Agreement (“Bill of Sale”) on February 16, 2018. The Bill of Sale conveyed the Purchased Assets and Assumed Liabilities (as defined in the Asset Purchase Agreement) to the Company. The Bill of Sale is attached as Exhibit A to the Asset Purchase Agreement.

Further, in conjunction with the Asset Purchase Agreement, the Company entered into four (4) Assignment, Assumption and Amendment to Lease Agreements (each a “Lease Assumption Agreement”) with the Seller and the landlords of certain real property leased by the Seller for the operation of the Seller’s business locations in Louisiana and Texas.

Upon consummation of the closing, the Company commenced business operations in Louisiana and Texas through its wholly owned subsidiary MWS Green Arc Acquisition, LLC and is doing business as “Green Arc Supply”.

The above descriptions of the Asset Purchase Agreement, the Bill of Sale and the Lease Assumption Agreement do not purport to be complete and are qualified in their entirety by the full text of such Asset Purchase Agreement, the Bill of Sale attached as Exhibit A thereto and the “form of” Lease Assumption Agreement attached as Exhibit B thereto, which are incorporated herein and attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, Bill of Sale and Lease Assumption Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018
MAGNEGAS CORPORATION

/s/Ermanno Santilli
	By:	Ermanno Santilli
	Its:	Chief Executive Officer